Contacts:
Community Central Bank Corporation - Ray Colonius, SVP, CFO - P: (586) 783-4500
Marcotte Financial Relations - Mike Marcotte - P:(248) 656-3873

STROH FAMILY PRIVATE BANK TO MERGE
INTO COMMUNITY CENTRAL BANK                          For Immediate Release

MOUNT CLEMENS, Mich., Feb. 16, 2005 -- Community Central Bank Corporation (NASDAQ: CCBD) announced today that it has signed a definitive agreement to acquire River Place Financial Corp. Following the acquisition, River Place Financial Corp. will be merged into Community Central Bank, CCBD's wholly owned subsidiary. Stockholders of River Place may elect to receive cash or stock of CCBD, with the requirement that at least 80% of the total consideration be paid in CCBD common stock.

          River Place Financial Corp. is a private bank wholly owned by the descendants of Julius Stroh, founder of The Stroh Brewery Company. River Place Financial was established in 1983 to manage the private banking and trust needs of the Stroh family; and trusts managed by its trust department owned and controlled Stroh Brewery until its sale in 1999. Since the sale of Stroh Brewery, River Place Financial's trust department has continued to manage the financial assets of the Stroh family.

          David A. Widlak, President and CEO of CCBD explained that this merger is an ideal strategic fit for CCBD. "This merger puts Community Central Bank immediately into the trust business without incurring many of the start-up costs and traditional ramp-up time associated with starting a trust division from scratch. Further, the Stroh family will have representation on our Board of Directors.

          "We are delighted that the Stroh family showed the confidence in Community Central Bank to provide for the family's trust and banking needs. We certainly hope that having our bank associated with the highly respected Stroh name will encourage others to seek us out for their banking, mortgage and trust needs."

          John W. Stroh, III, Chairman and CEO of The Stroh Companies, Inc. and Vice President, Secretary, and a Director of River Place Financial Corp., commented: "We spent over a year in our evaluation process, retaining investment and financial advisors to help us review and interview potential banking and trust partners. In the end, Community Central Bank stood out. We needed a bank that was large enough to accommodate our family's varied interests, but small enough to be able to respond quickly. Community Central Bank is uniquely positioned to meet our needs."

          William A. Penner, CEO of River Place Financial, will become the President of Community Central Bank's newly created trust division. After retiring as First Vice President and Business Manager of Estate Settlement in a 30-year career for Comerica Bank, Mr. Penner took over as President of River Place Financial Corp. in 1994. Widlak stated: "We are extremely fortunate to be able to bring aboard a professional of Bill Penner's caliber. He is widely acknowledged as a trust expert and brings a wealth of experience and business savvy to Community Central Bank."

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STROH FAMILY PRIVATE BANK/
COMMUNITY CENTRAL BANK

          The transaction is subject to state and federal regulatory approval, as well as shareholder approval of River Place Financial Corp.

          Community Central Bank Corporation is the holding company for Community Central Bank in Mount Clemens, Michigan. The Corporation opened for business in October 1996 and serves businesses and consumers across Macomb, Oakland, and St. Clair counties with a full range of lending, deposit, and Internet banking services. The Bank operates two full service facilities, one in Mount Clemens and the other in Rochester Hills, Michigan. Community Central Mortgage Company, LLC a subsidiary of the Corporation and Bank, operates locations servicing the Detroit metropolitan area. The Corporation's common shares trade on the NASDAQ National Market under the symbol "CCBD".

          Forward-Looking Statements. This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors included in Community Central Bank Corporation's filings with the Securities and Exchange Commission, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

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